As filed with the Securities and Exchange Commission on December 9, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SENESTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2079805
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3140 N. Caden Court, Suite 1

Flagstaff, AZ 86004

(928) 779-4143

(Address of principal executive offices, including zip code)

2015 Equity Incentive Plan

2008-2009 Non-Qualified Stock Option Plan

(Full title of the plans)

Loretta P. Mayer, Ph.D.
Chair of the Board and Chief Executive Officer
SenesTech, Inc.
3140 N. Caden Court, Suite 1
Flagstaff, AZ 86004
(928) 779-4143

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Andrew W. Shawber

Summit Law Group, PLLC

315 Fifth Avenue South, Suite 1000

Seattle, WA 98104-2682

(206) 676-7000

Fax: (206) 676-7001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share:
--Reserved for issuance under the 2015 Equity Incentive Plan	1,674,700	$8.00 (3)	$13,397,600	$1,552.78
--Outstanding option awards under the 2015 Equity Incentive Plan	1,301,300	$0.60(4)	$780,780	$90.49
--Outstanding option awards under the 2008-2009 Non-Qualified Stock Option Plan	20,000(2)	$15.00(5)	$300,000	$34.77
TOTAL:	2,996,000		$14,478,380	$1,678.04

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2015 Equity Incentive Plan (the “2015 Plan”) and the 2008-2009 Non-Qualified Stock Option Plan (the “2008 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Effective July 2015, the Registrant elected to not grant any additional awards under the 2008 Plan, although any awards previously granted under the 2008 Plan remain subject to the terms of the 2008 Plan until such outstanding awards are exercised or until they terminate or expire by their terms.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon $8.00, which is the initial public offering price of the common stock as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-213736) declared effective on December 7, 2016.
(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon $0.60, which is the weighted-average exercise price for outstanding options granted under the 2015 Plan.
(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon $15.00, which is the weighted-average exercise price for outstanding options granted under the 2008 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants of the 2015 Equity Incentive Plan (the “2015 Plan”) and the 2008-2009 Non-Qualified Stock Option Plan (the “2008 Plan”), as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

SenesTech, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(1) The Registrant’s prospectus dated December 8, 2016, filed with the Commission pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-213736),  which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed; and

(2) The description of the Registrant’s common stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-37941) filed with the Commission on November 7, 2016 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation to be effective upon the closing of the Registrant’s initial public offering provides that the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by law and that the Registrant may indemnify its other officers, employees and agents to the extent not prohibited by law.

In addition, as permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation to be effective upon the closing of the Registrant’s initial public offering contains provisions that eliminate the liability of its directors for monetary damages to the fullest extent permitted by applicable law, in each case as they presently exist or may hereafter be amended from time to time.

The Registrant’s amended and restated bylaws to be effective upon the closing of the Registrant’s initial public offering provide that:

•	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by law;

•	the Registrant may indemnify its other officers, employees and agents to the extent not prohibited by law;

•	the Registrant is required upon satisfaction of certain conditions to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by law; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

In addition, the Registrant has entered, and intends to continue to enter, into indemnification agreements with each of its current directors and executive officers. These agreements provide for the indemnification of directors and executive officers for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant, subject to certain exceptions.

The Registrant is also expressly authorized to carry directors’ and officers’ insurance providing indemnification for its directors, officers and certain employees for some liabilities.

The indemnification provisions in the Registrant’s amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers are sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

See also the undertakings set out in response to Item 9 herein.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See Exhibit Index immediately following the Signature Page.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes that:

(1)	It will file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	It will remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Flagstaff, State of Arizona, on the 9th day of December, 2016.

SENESTECH, INC.

By:	/s/ Loretta P. Mayer, Ph.D.
Loretta P. Mayer, Ph.D.
Chair of the Board, Chief Executive Officer and
Chief Scientific Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Loretta P. Mayer, Ph.D. and Thomas C. Chesterman, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Loretta P. Mayer, Ph.D.	Chair of the Board, Chief Executive Officer and Chief Scientific Officer	December 9, 2016
Loretta P. Mayer, Ph.D.	(Principal Executive Officer)

/s/ Thomas C. Chesterman	Chief Financial Officer and Treasurer	December 9, 2016
Thomas C. Chesterman	(Principal Financial and Accounting Officer)

/s/ Cheryl A. Dyer, Ph.D.	President, Chief Research Officer and Director	December 9, 2016
Cheryl A. Dyer, Ph.D.

/s/ Grover Wickersham	Vice-Chair of the Board	December 9, 2016
Grover Wickersham

/s/ Marc Dumont	Director	December 9, 2016
Marc Dumont

/s/ Bob Ramsey	Director	December 9, 2016
Bob Ramsey

/s/ Matthew K. Szot	Director	December 9, 2016
Matthew K. Szot

/s/ Julia Williams, M.D.	Director	December 9, 2016
Julia Williams, M.D.

EXHIBIT INDEX

4.1(1)	Certificate of Incorporation of the Registrant, and Certificate of Amendment of Certificate of Incorporation of the Registrant, as presently in effect.
4.2(2)	Certificate of Designations, Rights, Preferences, Privileges and Restrictions of Series B Convertible Preferred Stock of the Registrant, as presently in effect.
4.3(3)	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon the closing of the Registrant’s initial public offering.
4.4(4)	Bylaws of the Registrant, as presently in effect.
4.5(5)	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon the closing of the Registrant’s initial public offering.
4.6(6)	Form of Common Stock Certificate of the Registrant.
5.1	Opinion of Summit Law Group, PLLC.
23.1	Consent of M&K CPAS, PLLC, independent registered public accounting firm.
23.2	Consent of Summit Law Group, PLLC. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereto.
99.1(7)	SenesTech, Inc. 2008 – 2009 Non-Qualified Stock Option Plan and form of agreement thereunder.
99.2(8)	SenesTech, Inc. 2015 Equity Incentive Plan and forms of agreement thereunder.

(1)	Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-213736), filed with the Commission on September 21, 2016.
(2)	Incorporated by reference to Exhibit 3.2 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-213736), filed with the Commission on September 21, 2016.
(3)	Incorporated by reference to Exhibit 3.3 filed with the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 (Registration No. 333-213736), filed with the Commission on October 20, 2016.
(4)	Incorporated by reference to Exhibit 3.4 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-213736), filed with the Commission on September 21, 2016.
(5)	Incorporated by reference to Exhibit 3.5 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-213736), filed with the Commission on September 21, 2016.
(6)	Incorporated by reference to Exhibit 4.1 filed with the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 333-213736), filed with the Commission on October 7, 2016.
(7)	Incorporated by reference to Exhibit 10.1 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-213736), filed with the Commission on September 21, 2016.
(8)	Incorporated by reference to Exhibit 10.2 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-213736), filed with the Commission on September 21, 2016.